EXHIBIT 99.2

Terra Tech Corp. (OTCQX:TRTC) Q3 2019 Results Earnings Conference Call November 12, 2019 4:30 PM ET

Company Participants

Philip Carlson - Investor Relations, KCSA Strategic Communications

Derek Peterson - Chief Executive Officer and Chairman

Michael James - Chief Financial Officer

Conference Call Participants

Philip Carlson

Good afternoon and welcome to Terra Tech's Second Quarter 2019 Financial Results Conference Call. A replay of this call will be available at www.smallcapvoice.com and it will be archived on the Investors Relations section of the Terra Tech website.

Before we begin, please let me remind you that during the course of this conference call, Terra Tech's management may make forward-looking statements. These forward-looking statements are based on current expectations that are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations.

These risks are outlined in the risk factors section of our SEC filings. Any forward-looking statements should be considered in light of these factors. Please also note, as a Safe Harbor, any outlook we present is as of today, management does not undertake any obligation to revise any forward-looking statements in the future.

With me on the call today are Mr. Derek Peterson, Terra Tech's Chairman and Chief Executive Officer, and Mr. Mike James, Chief Financial Officer.

With that, I would now like to hand it over to Derek Peterson. Derek, please go ahead.

Derek Peterson

Hey, Phil. Thank you. And thank you again to everybody for taking the time to join us on today's call to cover our quarter.

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Today's an important day. It's a big juncture for Terra Tech's path forward. We have a lot to cover on today's call. My intent is to do a quick run through of the quarter, but I want to spend some serious time on the Q&A section. I think we've got a decent amount of shareholder questions that have come in in light of the quarter, but most specifically around the merger that we just recently announced. I want to make sure we do a deep enough dive in that where everybody walks away with, A, a complete understanding of kind of the pivoting path forward and more kind of at a granular level, a good understanding of what OneQor's business model is as you begin to kind of learn more about the trajectory there and what potential upside looks like for us to on a go forward basis.

With that, as we look forward to 2020, our focus has been what it's been historically which is to build significant shareholder value. That's our primary objective. We're committed to adapting to the changing market in order to maximize our company's growth.

With these goals in mind, we're entering a new phase of our development, by entering into a merger with OneQor Pharmaceuticals, which will immediately position us as one of the most innovative players in the field of cannabinoid research and product development.

I'm going to do a deeper dive in the business model for OneQor, so everybody has a good understanding what their path to market, the barriers to entry and kind of the moats they've built around the defensibility of their business model as we get a little bit deeper into the call.

First off, I want to go over the quarter in and of itself just because there's a little reporting anomaly that took place. You're going to see some language in the press release. If you go towards the end of the press release, there's a handful of tables. I want to kind of direct you to one. That's revenue and gross profit breakdown for both continuing and discontinuing operation.

So, the quarter looks a little bit funky because, as many of you know, we have three assets that we had currently for sale. Those are our three retail assets out of the Nevada marketplace – our Decatur Street location, our Desert Inn location and our Reno location.

All of those facilities are currently under contract to sell. We're waiting on the State of Nevada to transfer the license from us to the person and/or the group or the entity that is acquiring the license. And that's really all that's left from a closing condition standpoint over and above the buyer taking full possession of those facilities.

In the interim, while we're waiting for the state to process the transfer, we are actually continuing to operate the companies. Even though we're continuing to operate the companies, under GAAP accounting standards, we had to remove the revenue from those operations to discontinued operations. So, it's a bit of a kind of a technicality as far as accounting rules are concerned. But for us, I want to make sure everybody understands that.

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So, when you look at the numbers on the quarter, the continuing operations will be the company's remainder of the company's business – Oakland, San Leandro, Santa Ana, cultivation extraction, everything with the exception of those three retail stores.

So, if you look at the performance this quarter, we did a top line revenue of $7.6 million as compared to $3.293 million in 2018. Now, that's an apples-to-apples comparison as if we didn't have those same three dispensaries for the same quarter last year.

If we look at an apples-to-apples comparison in terms of if we still operated those dispensaries, which we are still operating them, however, we are not recording the revenue under the GAAP standards, the total revenue for the quarter would've been about $11.7 million in comparison to the $7 million or a little bit over $7 million or a 66% increase that we had for the same period the prior year.

So, a little bit of an accounting treatment. At the end of the day, we're still tracking where we wanted to track with a total consolidated quarter of about $11.7 million. When we sell those assets or when those assets finally leave our possession here in the not-too-distant future, obviously, we'll get the capital in from those, but we will have to replace those business segments, but we're going to talk about the ideology of that on a go-forward basis. So, I just wanted to make sure everybody understood the difference between continuing and discontinuing operations. We are still operating those dispensaries until the state transfers that license.

Bringing us to the state, for those that pay attention to the media, there's been a tremendous amount of, I guess, noise, if you will, around Nevada and the politics there, one of which the Department of Taxation let go of Jorge who headed up the Department of Taxation. They're looking into some meeting that he had with some of the groups that won the dispensaries, there's some litigation involved in the state as well and now there is apparently some issues with some Ukrainian investment that came in into the space that potentially wasn't disclosed.

That being said, again, there's a lot of noise around the Nevada marketplace. They have frozen all transfers right now at the departments levels. So, we're literally just waiting for them to tighten down and to figure out what's going on in the inner workings, some of the departments they have there.

I think what they're doing right now is kind of taking a look at their SOPs and taking a look at their processes and procedures and make sure everything is up to par. Unfortunately, we along with everybody else are caught in the crosshairs and we're kind of just waiting in purgatory, if you will, for those licenses to transfer.

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So, in the interim, we're operating those resale dispensaries. We're conducting business on a day-to-day. But if we do this for another quarter, the likelihood is we still won't report that revenue even though we're in possession of that entity, we're operating that entity and all the cash flow and profitability from those entities comes back to Terra Tech at the end of the day. So, you can see that contribution on a below-the-line [indiscernible]. So, I just wanted to make sure everybody understood that.

We've got $36 million in sales for those three dispensaries that are coming in. And again, we are looking to monetize some of the additional non-core assets we have in the marketplace as well.

So, if everybody wants to take the time to read the press release after the ending of this call, again, you'll find some of these tables that break down the delineation between discontinued operations as well as continuing operations.

So, with that, let's kind of jump into the mentality behind the pivot. And I think everybody has been paying attention at the capital markets over the last, I'd say, two quarters as it pertains to what's happened to a lot of the stock prices. I don't care whether you're large scale MSO or regional player, an international player, everybody's taken a pretty big hit from a market cap standpoint.

And that's resulted into a tightening in the capital markets. So, there's a lot of companies that are starved for capital right now. We feel thrilled that we've got a little bit of a lower size to maintain during this challenging time for a lot of the operators in the space.

But the industry has got a lot of headwinds right now. So, we have the traditional banking headwinds that still aren't solved today, the capital markets headwinds, the access to institutional capital as well as from a big kind of downward swing in stock prices which always cause a little bit of concern for investors and people that are looking for acquisitions in the space.

So, for us, as we were looking to kind of fulfill on our trajectory for this year, which was to sell some of these non-core assets and reinvest and purchase some other assets that were more favorable, we found a different corridor that we bought had a lot more upside associated with it. It made a lot more sense from a business trajectory. And frankly, just the timing made a lot more sense when you start to look at all the headwinds and pressure kind of over – THC side of the cannabis business is under right now.

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So, the merger that we announced on November 4 was with OneQor Pharmaceutical. You look at the website, oneqor.com, for some additional information about their business and operations. This acquisition and this merger immediately positions Terra Tech as a leader in the cannabinoid research and product development market.

This company has got multiple ongoing case studies covering everything from pain, anxiety, sleep and more, and they're also setting up a slew of clinical studies which is a little bit of a deeper dive into the efficacy of some of the cannabinoid blends they're bringing to market.

OneQor Pharmaceutical comes with an existing patent portfolio and a patent pipeline. And the combined company is going to focus principally on the emerging pharmaceutical development opportunities for OneQor, but we're also, obviously, going to continue to build out the portfolio of THC and agriculture-related assets in the short term.

Let me talk about OneQor's business model a little bit, so everybody has a good understanding. I think we'll probably dip into that a little bit deeper into the questions and answers.

But OneQor is a pharmaceutical company that's focused on the OTC market. The OTC market is not to be confused with the stock OTC market. This is the over-the-counter market as it pertains to consumer packaged goods.

So, when you walk into a pharmacy, I don't care which one it is, you have the behind-the-counter which is the prescription-based products and you have the in-front-of-the-counter which is your day-to-day analgesics, pain relievers, anti-inflammatories, sinus issues, cold remedies, you name it. That's the market that OneQor is ultimately focused on from a product standpoint.

But they are a B2B player. They're not looking to develop consumer brands. They're not looking to get into competitive race as far as consumer brands are concerned. I think everybody has seen there is a tremendous amount of cannabinoid, particularly CBD based, products that are coming to market. Every celebrity is coming to market. Every athlete is coming to market with one now. Most of the major THC brands have an adjunct CBD brand. There's a tremendous amount of appetite for a lot of the big box retailers to explore the ideology of a private label brand, a white label brand in their stores.

So, the positioning for OneQor is essentially billing out a B2B model that put together a supply chain where anybody could plug into it. So, growers, we see the sale monetization, the monitoring associated with growers and cultivators of hemp product right down to the extractors that are producing the isolates, the full spectrum and the broad spectrums, and then manufacturing, which is the most important variable, the OneQor team has been able to align themselves with the manufacturing component, has the highest tier cGMP FDA regulation and adherence associated with it. They have the ability to produce significant amount of SKUs in significant quantities of those SKUs that will meet big box standards when it comes to QA and QC.

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And I think that's a big gap in the market right now. You've got a tremendous amount of brands that are manufactured in somewhat quasi mom and pop facilities. They're going to need the ability to have scalability, to meet the QA and QC for these big box retailers. And that's really the defining factor of – one of the value adds that we will bring to the table from a OneQor perspective.

But more importantly than that, the real crux of the OneQor business is targeted API, active pharmaceutical ingredient, at the end of the day. So, you've got a lot of these people that are bringing products to market without any real evidence of the problems or the modalities in which they solve for, whether it's sleep, whether it's pain, whatever it happens to be. There is not enough research out there.

So, the reason that they've put together a world-class scientific team and they're going to be more additions to that over the coming 30 to 60 days is they really wanted to be able to quantify what cannabinoid blends are treating and solving different modalities.

So, CBD in combination with CBN in combination with CBG, for example, is good for sleep, but bad for this. Instead of the spitball, dart to dartboard anecdotal mentality that's taking place today, the real driver behind OneQor has got to be the discovery and production through clinical trials of certain API blends for certain modalities, so that they can then be the B2B for all these major brands that are looking for sleep formula, a pain formula, an anti-appetite formula, whatever it happens to be. They're working on a handful of APIs based on certain modalities, opiate cessation that they think are most impactful to society today.

So, it's a pharmaceutical company focused on the over-the-counter market. It's a B2B player aligning cultivation extraction as well as cGMP, FDA regulated manufacturing that's scalable to fulfill QA and QC as well as marketing it and supporting a tremendous amount of other support. So, their primary focus is aligning themselves with lot of these consumer-facing brands to be their backbone in white label or private label or producer, but also bring to the table the science component being the most important aspect of their business model.

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You're going to see a tremendous amount of PR over the next 60 to 90 days. There's a lot of growth going on that corridor. They're working on alignments with large-scale pharmaceutical partners that won't want to tape those kind of research findings for behind-the-counter activities, but more importantly than that, one of the things that was most exciting to our independent Board of Directors when they were vetting this particular opportunity was how close they were to securing some significant big box retail opportunities.

So, for us, we're looking at all the headwinds in the cannabis space from a capital standpoint, a competitive standpoint, a banking standpoint and we basically kind of did a cost-benefit analysis in looking at this opportunity, the ability to have banking, the ability to have an open corridor, the ability under the farm building work with cannabinoid blends and the scientific environment with world-class leaders like Dr. Joseph Fortunak to develop products that consumers are ultimately going to want in a market that's global in scale, not limited and regulated state-by-state, municipality by municipality.

So, for us, it was just a tremendous amount of upside. So, we're going to dig into a little bit deeper in the Q&A, but I wanted to make sure everybody had a good understanding of what the ultimate OneQor Pharmaceutical business model on a go-forward basis looked like.

So, as it pertains to Terra Tech legacy business segments, with the way the market is right now, we're weighing a tremendous amount of options. We're looking at monetizing a couple of our assets. We have multitude of permits in Santa Ana. We're looking to monetize some of those. The timing couldn't be better to have this capital coming in when the capital markets are under a crunch time right now. So, we're thrilled to be in the position that we're in. We're not happy with the timing that Nevada has put us in, but we'll work through those issues and concerns ultimately.

For the other asset base, from Oakland's retail to our cultivation on site there to our Hegenberger cultivation to our retail in San Leandro to our operating dispensary in Santa Ana to our current buildout of Dyer, we're looking at a plethora of different options from a spinoff to get it off the balance sheet, a special dividend to shareholders, continuing asset sales, potential alignment with other public companies or private companies that were looking to go public. There's a tremendous amount of opportunity in the space. These headwinds have put into motion a lot of activity, and so there's a lot of strategic opportunities for us on the THC side of the equation at the end of day. So, we're excited about the opportunities that that will bring for us on a go-forward basis as well.

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As part of the Edible Garden segment is concerned, again, we have a next-generation ag tech facility that we build their at Belvedere, New Jersey. We had existing national distribution with big box retailers. We've converted the facility basically to be a zero-waste sustainable facility. So, it meets a lot of the standards that we're hearing from big-box retailers today. We're in a major amount of doors in the Northeast and the Midwest. We're continuing to expand our footprint within Walmart as well as other key retailers, and that is another business we're looking for strategic alternative for right now.

We're really looking at the ideology of the spinoff, how that could be accretive to our shareholders. That business in and of itself from a market cap standpoint just gets lost in the overall business at this juncture. And for us, it makes sense to either sale, acquisition or principally a special dividend and spin off to shareholders, how his could create an accretive one plus one equals three type scenario for our shareholders.

And again, that's a space where there is a tremendous opportunity for consolidation, but it's hard to get a consolidation platform together when it's tied to THC assets and you have banking restrictions. So, the THC affiliation has just given a lot of these restrictions and headwinds that poured over to the other business segments and really capped some of their growth at the end of the day.

So, the ideology for spinning off and segregating and separating some of these entities in the short run is not only a capital markets issue to potentially provide additional accretive value for shareholders, but also to streamline operations from a segregation standpoint as well.

So, we're going to dig a lot deeper into this. I see the Q&A that we have lined up that have come in and I'll be able to kind of do a little bit of a deeper dive as we get into that.

But in the interim, I want to turn the call over to our CFO, Mike James. He's going to provide some more detailed financial overview for the quarter. So, with that, I will hand it over to you, Mike.

Michael James

Thank you, Derek. Good afternoon, everyone. I'll now provide you with a summary of the third quarter 2019 financial results. For more detailed results, please refer to the press release that we issued earlier today which is posted on our website with the Form 10-Q which has been filed with the Securities and Exchange Commission.

In addition, please note that we compile our financials under US GAAP including non-operating expenses.

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For the three months ended September 30, 2019, we generated revenues from continuing operations of $7.61 million compared to $3.29 million for the three months ended September 30, 2018, an increase of $4.31 million or 131%.

The increase was primarily due to increased cannabis revenues due to our dispensary year-over-year growth of $2.75 million or 152.5% due to an additional store opening in early 2019. Increased customer traffic, improvements in store operational standards and enhanced product assortment. Also driving the increase over prior year is the development of cultivation and production operations, which accounted for $1.27 million of the increase.

Including the revenue from continued and discontinued operations for the three months ended September 30, 2019, we generated total revenue of $11.76 million compared to $7.08 million for the three months ended September 30, 2018, an increase of $4.68 million or 66%.

Our gross profit from continued operations for the three months ended September 30, 2019 was $3.85 million compared to a gross profit of $1.09 million for the three months ended September 30, 2018, an increase of $2.76 million or 253%.

Our gross margin percentage for the three months ended September 30, 2019 was 50.6% compared to 33.2% for the three months ended September 30, 2018. The increase in gross margin percentage was attributable to the Cannabis segment, which had $4.06 million and $0.69 million gross profit, or 55.4% and 32.8% gross margin for the three months ended September 30, 2019 and 2018.

The Cannabis segment gross margin improvements were due to an increase of higher margin private label sales, lower cost of goods sold from vendor negotiations and price optimization on top selling items.

Including the discontinued operations for the three months ended September 30, 2019, gross profit was $6.01 million compared to $2.97 million for the three months ended September 30, 2018, an increase of $3.04 million or 102.1%.

Selling, general and administrative expenses for the three months ended September 30, 2019 were $11 million compared to $9.51 million for the three months ended September 30, 2018, an increase of $1.49 million or 15.7%. The increase was primarily due to a $670,000 increase in depreciation expense, a $620,000 increase in amortization expense and a $410,000 increase in legal expense related to litigation activities, slightly offset by a $200,000 various expense decreases.

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We incurred a net loss of $14.34 million or $0.13 per share for the three months ended September 30, 2019 compared to a net loss of $11.63 million or $0.16 for the three months ended September 30, 2018.

Now turning to the balance sheet. On September 30, 2019, the company had $921,000 of short-term debt compared to zero as of December 31, 2018. Long-term liabilities were $24.8 million as of September 30, 2019 compared to $18.31 billion as of December 31, 2018.

Stockholders' equity for the period ended September 30, 2019 amounted to approximately $91.2 million, a decrease of approximately $3.7 million compared to approximately $94.9 million as of December 31, 2018.

Now, I'd like to turn the call back over to Phil for the question-and-answer session.

Question-and-Answer Session

A - Philip Carlson

Okay. Derek, first question that we have is what is going to be the main business of OneQor?

Derek Peterson

I kind of went through the business model. But, again, for anybody that just missed it, it's a pharmaceutical company focused on the OTC or the front of the counter, the same place they carry ibuprofen, [indiscernible], you name it. That's the area they're focusing on. They're a B2B player. So, essentially, they're a one-stop shop. I don't care who you are out there, if you're developing a brand of cannabinoid based products, they can take care of everything in the supply chain, from alignment and seed to sale tracking, traceability through cultivation all the way through extraction. And then, manufacturing in a cGMP facility, a handful of different SKUs, right? So, everything from eye creams, face creams, lotions, you name it, topicals, et cetera, and so forth. They have the ability to manufacture those at quantities that will meet QA/QC for most big-box retailers that exist today.

The real focus of the company at the end of the day is their API, their OneQor Inside, if you will. So, think of what Intel is to computers or Gore-Tex is to jackets, that's ultimately what they're developing in the corridor of cannabinoid-based pharmaceutical approach.

And so, they've got a handful of case studies. They've got a pipeline of clinicals coming up. They've got a patent portfolio that they're putting together and they have a science team that's world-renowned around cannabinoid studies.

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And so, with it, at the end of it, what they're ultimately going to be producing are – we think of 55 gallon drums, if you will, filled with API that gets shipped off to manufacturers for them to incorporate into their own production. So, they are a group that's producing whatever – drinks, beverages etc. and so forth – as soon as the FDA opines on ingestibles, they will be able to ship that API based on that scientific research. So, people, when they're putting cannabinoids in their products, they're not just putting cannabinoids in their products to solve for everything. They're putting targeted cannabinoid blends and other plant botanical blends to take care of certain modalities, again whether it's sleep or pain or you name it, they'll have a targeted approach based on scientific research. And that's really what the industry is lacking right now.

So, from a defensibility standpoint, what they're not doing is crowding the space that everybody else is crowding with the consumer facing brands and having to spend millions of dollars on marketing and advertising, nor are they focusing on behind the counter in the pharmacological, full drug FDA pipeline the costs $100 million, $200 million to $300 million and a half a decade to get a product to market.

So, these will ultimately be IND studies. These will ultimately be collaborations with big pharma to produce products downstream, but the kind of the onus of their business model is the development of the API, the seed to sale traceability, the extraction capability, the manufacturing capabilities and the digital marketing platforms are all value-added services around that API that they'll be developing over the next 12 months. You'll see a tremendous amount of news come out of the bioclinicals as they file studies, as they receive results from these studies and as well as being close to picking up some potential accounts with big-box retailers with both white label products, but more specifically private label products.

So, we're excited about the opportunities there. So, I think you'll see a tremendous amount of growth and opportunity in that corridor especially over the next couple of quarters. And as people get a lot more familiar with the team running the operations over there, as well as the business model, we'll begin the kind of shape and come to life for people as they begin to understand the ops.

Philip Carlson

Great. Next question we have, what role will Derek Peterson play going forward?

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Derek Peterson

So, if you see in the press release, Matt is going to be taking over as the CEO. Interestingly enough, I've known Matt for a long time. We were competitors in the Nevada marketplace. Matt is a maverick entrepreneur in the cannabis space. He is one of the early adopters, built some great brands in the Arizona marketplace, in the California marketplace, in the Nevada marketplace.

Ultimately, Matt early on saw that the industry was getting overpopulated with competitors and made a pivot to develop this OneQor model. Approached me a long time ago about potentially helping him raise some capital in that corridor with the relationships that I have.

So, he has got a tremendous amount of experience in operations. He's going to be taking over the operations, not only the THC side of the business, but obviously continuing operating on the OneQor side of the business.

The beauty is he's done a tremendous job putting together an unbelievable team at OneQor, a team of scientists, a team of operators, a team of people that come from big box, the CBG world and some great strategic alignments that you'll see announced over the not-too-distant future.

But what we get with Matt is a significant value add, his experience with the THC business. Again, he was an early adopter. He's built great businesses. They produce a tremendous amount of cash flow and we're really excited about his hands getting in there and further refining the work that we've already done on the retail side, bringing additional potential collaboration partners for operations, but also for potential M&A. It's just a real accretive addition from an operational standpoint to have somebody like him at the helm.

Most of my time is going to be spent on the public company side of the equation. We've got assets going out. We've got assets coming in. We've got mergers that need to be closed, accounting that needs to be taken care of, public markets, capitalization, IR, PR, basically running – I've always said this in prior calls, running a public company is sometimes – I'd say most of the time running two companies. You have the operating company and running the public company.

My focus will be on what my core competency is, which is that side of the equation. And Matt and his team's focus will be on what their core competency is, which is in operation. So, our expectation is that we see significant improvement on the THC side of the corridor, as well as significant growth out of the OneQor side of the corridor specifically as it pertains to research, efficacy of products, and blends that we're bringing to the market. And then, ultimately, partnerships with big pharma, partnerships with big box retail. So, that's basically what both of us will be doing, but most of my time in the short run will be spent with regulatory side of the equation of running the public markets vehicle.

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Philip Carlson

Okay. How are you different from other CBD companies?

Derek Peterson

Well, we're not a CBD company. Those are three little initials that are just getting passed around like anything today. And it is kind of a source of frustration, but there's also a huge opportunity for education in the marketplace. So, there's 150-plus cannabinoids that exist. THC and CBD are just two of them. And they're finding a lot of efficacy and a lot of other cannabinoids when you see a lot of the research that's taking place in Israel and Europe and South America and places like that. And so, we're not just focused on CBD. We're really a plant-based pharmaceutical company focused on the OTC. It just happens to be that the cannabis plant or the hemp plant are two plants or one plant, if you will, that just haven't been studied. And there's no – very limited historical data there at the end of the day, and so there's a huge opportunity to start to do deeper dives within the chemical component, right down to the terpenes of these plants.

And so, for us, we're not just a CBD company. For us, we're a cannabinoid plant-based company that's focused on solving people's medical and health issues by putting targeted blends of cannabinoids and other plant botanicals and terpenes together to solve these issues.

And so, most of the CBD players that you see out there today are consumer facing brands that are fighting the marketing fight, the product differentiation fight, and we hope to be a tool in that cog at the end of the day. So, again, I used the example of Intel Inside or Gore-Tex. We're an ingredient brand at the end of the day. We're an ingredient brand that brings along with it a value-add of supply chain, seed to sale traceability, QA/QC manufacturing and cGMP facilities as well as great research that a lot of these brands will be able to rely on, our research to further promote and differentiate their brand. So, that's really the barriers to entry and the moats that Matt has built around OneQor Pharmaceutical.

Philip Carlson

Okay. Next question. When is the closing of the merger supposed to happen?

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Derek Peterson

We should see that happen in December. Most of the work was done pre-signing of the definitives. We made some mistakes in some prior deals where we've signed definitives and put a lot of closing conditions and we've signed term sheets and added tremendous amount of things to accomplish between now and closing. So, most of it's done, with the exception of a handful of things. So, I think you're going to see a closing in the first couple of weeks of December. We'll certainly inform shareholders if it's going to be longer than that. But that's the targeted closing date for us internally.

Philip Carlson

Okay. This is a three-part question. What is going to happen to the [indiscernible] of the Terra Tech business? What is going to happen to Edible Gardens? And what is going to happen to the CBD store in Las Vegas?

Derek Peterson

Good question. So, again, to kind of reiterate what I said earlier, the THC operations are going to continue operate in the company in the same manner that they have. We're looking for strategic options, but those strategic options, yes, they include everything from an outright sale of some non-core assets, combinations with other existing public and private players, special dividends out to shareholders. The market has moved so swiftly over the last 60 days and I think everybody can understand that, they've been reading what's been going on. So, the plan that we had four months ago, five months ago, it just doesn't work in this environment anymore. And so, for us, fortunately with Matt, with his reputation and his reach into the cannabis industry as well as our longevity there, we've got a lot of potential optionality on the table. And so, now we're just trying to digest through what's most accretive for our shareholders at the end of the day. So, we'll give some continuing information as this goes on.

But at the end of the day, for right now, they're going to sit under our umbrella. We may sell another non-core asset or two in the short run, but we're trying to figure out what the best strategy is on a go forward basis. We might wake up tomorrow and the whole industry might be legalized and we might not have the necessity to separate the two companies out. So, part of it is regulatory. Part of it is capital markets and accretive transactions for our shareholders, but we've got to figure everything out, what's best for the whole at the end of the day.

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And in addition to that, we have an intention to – as this company gets a little bit bigger on the pharmaceutical side is to get off the OTC and list on a major exchange. That's really where you have access to institutional capital and have the ability to kind of scale and build a large-scale business. We certainly would want the THC aspect holding us back from the ability to be able to do that either. So, there will be some technical reasons why we'll look for a separation. But, again, we're making decisions based on the information that we have today. We could wake up tomorrow and there could be a federal legalization agenda that changes the trajectory a little bit.

But the businesses are healthy. I think with Matt's influence and kind of touch on things on a go forward basis, we'll be able to extract additional value out of those assets, both from an asset standpoint, but also from an operational standpoint as well.

Philip Carlson

What will the OneQor management team look like once the merger closes?

Derek Peterson

I'm sorry, Phil. Say that one more time.

Philip Carlson

Sorry. What will the OneQor management team look like once the merger closes?

Derek Peterson

They're not a startup. Matt has built a world-class organization. So, they've got a CFO, a CEO, they've got marketing people, they've got salespeople, account reps, all from big-box, consumer package goods companies, they've got a full team of people. What they don't have is public company accounting, marketing and some of the stuff that we do on our side. So, it's kind of a perfect integration without much overlap at the end of the day. So, we'll be continuing to run the public company. We'll be continuing to make sure the audits are done. We'll be continuing to make sure the filings are made, that we can continue to absorb any mergers that come in, any acquisitions that come in, that we can deal with any sale of the assets on an outgoing standpoint. So, it's really a strong blend of management. The real kind of growth you're going to see from a management standpoint in some additions to the Board of Directors. You saw the Terry Lierman announcement as it pertained to OneQor. You saw the Joe Fortunak announcement from Abbott Labs as it pertained to OneQor. So, you'll see a ramp-up at the top level. But from an operations level, they've got a world-class team built out. We've got a phenomenal team running the operating – running the public company at the end of the day. We've got a good team in our stores right now, good management in our stores, the stores are operating very well. But where Matt's influence is going to be able to come in is to kind of again make some real accretive internal changes and squeeze some additional cash flow and value add of each one of these operating entities and also potentially provide some additional value for some of the assets that we're looking to monetize downstream as well.

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So, from a blended standpoint, I think we've got a great team. Anybody is aligned in their core competencies and we've got a real strong operator that's going to be taking over the helm here, which we're mostly excited about.

Philip Carlson

Okay. Will Matt Morgan be spending any time on the THC side of the business?

Derek Peterson

Yeah. The funny thing is he really called the headwinds that the market was going to have months and months and months ago which was interesting to hear now that that's come to fruition here over the last 60 days. And so, while he's pivoted out and really focused on the other 140 something cannabinoids that there are and the potential value from a health standpoint that those may be attributable to our population at large. He's still – at the end of the day has a heart in the cannabis sector. We all do. We've spent a lot of time in that area. And so, he is going to be spending some time again looking at things from a top-level, 30,000 foot view, making sure we streamline operations, bringing some great collaborations and partners, mitigating our costs in certain areas, all the same disciplines he put building his world-class teams in both the prior operation and brands that he built out in the Arizona and Nevada marketplace. So, we're excited about his involvement on the THC side of the business, but we don't certainly want him to detract from his growth on the OneQor side of the business. But he's really surrounded himself, and I've said this several times, by a world-class team that I think has the best chance to pull the ball across the line at the end of the day. And so, again, we're going to see a tremendous amount of announcements over the next couple of months. You really start to understand how the OneQor business is taking shape, what the business model ultimately looks like. And again, from a THC standpoint, we're going to look at extracting as much value out of the current operational assets that we have and figure out a strategic path towards. All we've inherited with Matt is a plethora of other options from the THC standpoint that we didn't have prior to the relationship with having him on our team.

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Philip Carlson

What is the revenue trajectory of the combined entity?

Derek Peterson

Phil, it's too early for us to put out guidance at this point. They've got small white label deals that they're doing now. They are at the cusp of some major private label deals. They are at the other cusp of some major brand penetration into some other big-box retail. So, for us, it would be irresponsible for us to put out guidance at this juncture. We're still ramping the THC side. We saw the Hegenberger cultivation that will be coming online. We're still doing construction today at Dyer at this juncture. So, there's going to be some revenue upside on the THC side of the business, notwithstanding any additional accretive factor that Matt can bring to the table through his experience and relationships.

But as far as the OneQor side of the equation, so much of our progress is going to be measured in the clinical study area and the efficacy of our studies and our products as they pertain to all these different corridors that we're focusing on. We're putting a tremendous amount of energy on opiate cessation considering what's going on in this world today with the opiate abuse issues. We're seeing great results as they come out in different studies and we have our own that we're going to be putting out in the not-too-distant future. So, we're really, really excited about the engineering. Some great product formulations around, different modalities that are plaguing people from a health standpoint, and that's really where a majority of our energy is going to be spent on a go forward basis. So, for us, to put out guidance right now at this early stage on that side of the business is too early.

Come mid-next year when we've got a decent amount of business on the both the white label and private-label side, we might look to do that. But, for us, right now, we're really just focusing on grabbing contracts, providing solutions for CBD brands, aligning ourselves with other players out there in the marketplace and really being the go-to B2B provider for anybody that's launching their brand both from a large-scale standpoint or even a cottage mom and pop type standpoint as well.

Philip Carlson

Okay. What will the combined entity be called? Terra Tech, OneQor or something else?

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Derek Peterson

We are changing the name to OneQor. So, upon closing, both the parent company name will change to OneQor Pharmaceuticals as well as the ticker symbol. We don't know if the ticker symbol will be what we put in our preferences. We gave them three preferences. So, as we close the transaction, we'll be able to learn all the shareholders of the symbol change as well.

But, for us, that's the core growth metrics on a go forward basis. That's the biggest upside. That's the path of least resistance. And so, for us, it made sense to just change the identity over. We really want the OneQor ingredient brand to stand on its own. We want that to become the trusted source. When people start to look at that insignia on other people's packaging, they will know that it means that the products were not only manufactured with full seed to sale traceability, they were done so in a cGMP facility under FDA regulation and that the product that they're getting is backed by the clinical research by industry-leading veterans that have been in the pharma industry for decades.

And so, ultimately, that's why we're switching the names – for brand integrity, for people to understand that this is the focus on a go forward basis.

Philip Carlson

What is happening with the asset sales in Nevada?

Derek Peterson

Well, like everything THC, we are at the mercy of the political environment. So, whether it's permitting, whether it's license transfers, whether it's taxation or anything, we're at the burden of the regulatory environment. And so, we're in contract for all the sales. We're literally waiting for the state to transfer the permit from us to the buyer. That's literally it. And then, there's a couple other closing things that we would need to do and then, obviously, the press from an 8-K and informing our shareholders at the end of the day. So, we're in waiting mode right now. And so, we're hoping that this freeze and the lockdown at the state level is not going to go on for too much longer. But as we get information, we'll pass that on to our shareholders as well.

So, in the interim, we're looking at monetizing some of the assets in Southern California that are under the same jurisdictional regulatory issues that the Nevada ones are under. And then, we're obviously spending most of our time and effort and energy at building out the OneQor model at this juncture and then making sure everything gets integrated properly at the end of the day.

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Philip Carlson

Okay. Last question. With $36 million in asset sales in Nevada, plus other assets, how are you trading below that from a market cap standpoint?

Derek Peterson

That's the stuff that drives us all crazy, right, is capital markets guises. We've got a market cap of, call it, $30 million. We've got $36 million of consideration coming in for some assets that we have being sold. We've got a bunch of dormant permits that put a value on those. We've got our hydro farm investment that we made of $5 million that we think is going to come out something far greater than that. We've got a bunch of other operating entities. We've got $10 million in real estate equity on the books as well. So, there's just a ridiculous dislocation. And now, I think most of the public companies are facing that, not as extreme as, say, we are, but I think everybody's facing a very similar dislocation in the public markets which has made raising capital challenging. To pull a big chunk of capital down is extremely dilutive. And so, we're not going to be out there spending a ridiculous amount of money on acquiring additional footprint at this juncture. We're going to spending that effort and energy building out the OneQor model. But that dislocation of market cap is exactly why we're looking at potential strategic alternatives or some of the other asset bases.

If we spinoff Edible Garden, for example, will that justify a market cap of X on its own? If it does, that's an accretive transaction for our shareholders. So, that's the stuff that we're starting to look out. If the individual pieces are worth more than the whole, we'll make a decision to break up and migrate those pieces down to our shareholders in the form of a special dividend.

So, we're making those internal decisions now. We're trying to evaluate the broader macro issues, the broader marketplace, some of the regulatory changes that are taking place at a federal standpoint. And then, obviously, with Matt and his team coming aboard, our reach has gotten a lot deeper and a lot further. So, there's a lot of other variables for us to entertain right now.

So, as we sit here today, we're, obviously, not happy with the market cap, but the OneQor pharmaceutical side of the equation has opened runway without the headwinds that we've had on the THC side of business. So, we're excited about the upward trajectory that they are going to potentially incur. And then, on our side of – the THC side of the business, obviously, we have some more embedded growth just off the organic assets that we have here, but we're going to have the ability to monetize some additional assets. All of that will help us take it easy on our necessity to access the capital markets in the short while we continue to ramp business.

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Philip Carlson

Okay. Thank you, Derek. I'll turn the call back over to you for your closing remarks.

Derek Peterson

That it? Okay. Yeah, so that's it. The cannabis industry, as I said, is facing strong headwinds from both a capital and regulatory standpoint. We feel extremely confident that this is the best use of the company's balance sheet in order to achieve growth and profitable returns for shareholders.

OneQor, as I said here several times earlier, has assembled a team of world-class scientists focused on the development, manufacturing and delivery of proprietary OTC, over-the-counter, products to establish suppliers and consumer brands. We're excited they've chosen to merge with us. We believe this is a pivot that's in a strategic direction that will optimize shareholder return. It's got to create open runway for us. We think this is the path of least resistance on a go-forward basis. We're really excited to get this thing closed up in the next month or so. We'll continue to update shareholders as we continue to have developments and changes on the THC side of the business, as well as growth on the OneQor side of the business as well.

With that being said, again, we'll have some additional press that will come out as we strengthen our team, strengthen our corridor and build more defensibility and moats around the current business model.

I'd like to thank our auditing team again for putting in the hours it took to get this Q across the finish line. I'd like to thank Alliance Global, our capital partners, as well as Marcum, our auditing partners.

On behalf of the Board of Directors and the C-suite and from all of our employees, thank you for taking the time to listen to today's call. We're looking forward to chatting in the future. Take care.

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